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EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS

                     HERITAGE FINANCIAL HOLDING CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine-month periods ended September 30, 2000 and 1999. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the 2-for-1 stock split as discussed in the notes to the consolidated financial statements.

                                                 Three Months                    Nine Months
                                              Ended September 30             Ended September 30
                                              ------------------             ------------------
                                                           Heritage                       Heritage
                                                             Bank                           Bank
                                         Consolidated        Only       Consolidated        Only
                                             2000            1999           2000            1999
                                             ----            ----           ----            ----
BASIC EARNINGS PER SHARE:
   Net income                             $  572,514      $  144,566     $1,430,656      $  592,423
                                          ==========      ==========     ==========      ==========

   Earnings on common shares              $  572,514      $  144,566     $1,430,656      $  592,423
                                          ==========      ==========     ==========      ==========

   Weighted average common shares
     outstanding - basic                   8,474,144       7,200,804      8,263,346       7,196,366
                                          ==========      ==========     ==========      ==========

   Basic earnings per common share        $      .07      $      .02     $      .17      $      .08
                                          ==========      ==========     ==========      ==========

DILUTED EARNINGS PER SHARE:
   Net income                             $  572,514      $  144,566     $1,430,656      $  592,423
                                          ==========      ==========     ==========      ==========

   Weighted average common shares
     outstanding - diluted                10,387,216       8,633,282     10,072,414       8,291,434
                                          ==========      ==========     ==========      ==========

   Diluted earnings per common share      $      .06      $      .02     $      .14      $      .07
                                          ==========      ==========     ==========      ==========


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